Media Contact:         David Rubinger 404.502.1240 / david.rubinger@statebt.com
Investor Relations Contact:    Jeremy Lucas 404.239.8626 / jeremy.lucas@statebt.com

State Bank Financial Corporation Realigns Organization to Increase Efficiency

ATLANTA, GA, September 10, 2015 – State Bank Financial Corporation (the “Company”) (NASDAQ: STBZ) today announced a realignment of the Company’s executive management responsibilities and reporting structure that is expected to streamline operating processes and improve efficiency.

“In today’s environment of low rates and intense competition, nothing is more essential to profitable growth and sustainability than operating efficiency. This restructuring has been thoughtfully designed to deliver competitively priced high-value services to our clients as well as safe, sound, profitable operating results for our shareholders,” said Tom Wiley, CEO of State Bank and Trust Company.

The realignment is part of the Company’s overall efficiency initiative disclosed in the second quarter of 2015 primarily related to early termination of loss share and efficiencies from the consolidation of First Bank of Georgia into State Bank in July. State Bank is also consolidating functions in finance, legal, risk, credit, operations and technology that are expected to result in improved efficiency. Estimated noninterest expense savings of approximately $9 million are expected, with the majority of savings related to salaries and benefits expense. Cost savings will be phased in beginning in the current quarter, with the full benefit expected in the second quarter of 2016. As previously disclosed, severance charges were incurred in the second quarter of 2015 related to the reduction in staff directly supporting loss share, and additional severance charges will be taken during the third quarter of 2015.

In conjunction with the realignment, J. Daniel Speight, Jr., Vice Chairman and General Counsel, will leave the Company and its subsidiary bank, State Bank and Trust Company, in December of this year.

“I am extremely grateful and honored to have been a part of such a first-class organization for the last six years,” Speight said. “I am proud of the team we have assembled and the company we have built. With this leaner, yet highly effective organizational structure, I believe State Bank is well-positioned for sustainable growth and increased profitability going forward.”

Joe Evans, CEO and Chairman of State Bank Financial commented, “As an organizer and founding shareholder, Dan has been an invaluable partner in building State Bank over the past six years. I look forward to his continuing advice and counsel.”

About State Bank Financial Corporation

State Bank Financial Corporation (NASDAQ: STBZ), with approximately $3.3 billion in assets as of June 30, 2015, is an Atlanta-based bank holding company for State Bank and Trust Company. State Bank operates 26 banking offices in Metro Atlanta, Middle Georgia and Augusta, Georgia, and five mortgage origination offices in the Atlanta, Augusta and Savannah, Georgia markets.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “project,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include our belief that we are well-positioned for sustainable growth and increased profitability, the impact of the position consolidations and organizational realignment on our continued growth, efficiency and effectiveness, and our estimated savings related to the position consolidations and organizational realignment. Such forward-looking statements are subject to risks, uncertainties, and other factors. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. See Item 1A, Risk Factors, in our Annual Report on Form 10-K for the most recently ended fiscal year, for a description of some of the other factors that may affect actual outcomes.

To learn more about State Bank, visit www.statebt.com.